Exhibit 10.3.3

FIRST AMENDMENT TO ATTORNMENT AGREEMENT

THIS FIRST AMENDMENT TO ATTORNMENT AGREEMENT ("Amendment") is made and entered into as of the 15th day of November, 2005 by and between LBA REALTY FUND-HOLDING CO. I, LLC, a Delaware limited liability company ("Master Landlord"), and AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation ("Subtenant").

R E C I T A L S:

A. Master Landlord and Subtenant entered into that certain Attornment Agreement dated as of August 1, 2005 (the "Agreement"), whereby Master Landlord succeeded to the sublandlord interest under that certain Amended and Restated Sublease Agreement dated September 1, 2000 between Subtenant and Smiths Industries Aerospace & Defense Systems, Inc., pursuant to which Subtenant leased certain space in the building located at 13112 Evening Creek Drive, South, San Diego, California ("Building").

B. By this Amendment, Master Landlord and Subtenant desire to modify the Agreement as provided herein.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T:

1. Term. Effective as of the date hereof, Section 2.2 of the Agreement shall be deemed deleted in its entirety and replaced with the following: "The Term of the Sublease shall end on January 31, 2006."

2. Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any person or entity who claims or alleges that they were retained or engaged by the indemnifying party or at the request of such party in connection with this Amendment.

3. Subtenant Representations. Each person executing this Amendment on behalf of Subtenant represents and warrants to Master Landlord that: (a) Subtenant is properly formed and validly existing under the laws of the state in which Subtenant is formed and Subtenant is authorized to transact business in the state in which the Building is located; (b) Subtenant has full right and authority to enter into this Amendment and to perform all of Subtenant's obligations hereunder; and (c) each person (and both persons if more than one signs) signing this Amendment on behalf of Subtenant is duly and validly authorized to do so.

4. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Agreement shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the "Agreement" shall refer to the Agreement as amended by this Amendment.

5. Counterparts and Fax Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. This Amendment may be executed by a party's signature transmitted by facsimile ("fax"), and copies of this Amendment executed and delivered by means of faxed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed signatures as if such signatures were originals. Any party executing and delivering this Amendment by fax shall promptly thereafter deliver a counterpart signature page of this Amendment containing said party's original signature. All parties hereto agree that a faxed signature page may be introduced into evidence in any proceeding arising out of or related to this Amendment as if it were an original signature page.

"Master Landlord":

LBA REALTY FUND-BOLDING CO. I, LLC, a Delaware limited liability company

By:	LBA Realty Fund, L.P., a Delaware limited partnership

its Manager

By:	LBA Management Company, LLC, a Delaware limited liability company,

its General Partner

By:	LBA, Inc., a California corporation, its Manager

By:	/s/ Steven Briggs
Name: Steven R. Briggs
Title: Authorized Signatory

"Subtenant"*:

AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation

By:	/s/ Michael A. Russell
Print Name: Michael A. Russell
Title: CFO

By:
Print Name:
Title:

*NOTE:
If Subtenant is a California corporation, then one of the following alternative requirements must be satisfied:
(A) This Amendment must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must identify the two (2) capacities.
(B) If the requirements of (A) above are not satisfied, then Subtenant shall deliver to Master Landlord evidence in a form reasonably acceptable to Master Landlord that the signatory(ies) is (are) authorized to execute this Amendment.
If Subtenant is a corporation incorporated in a state other than California, then Subtenant shall deliver to Master Landlord evidence in a form reasonably acceptable to Master Landlord that the signatory(ies) is (are) authorized to execute this Amendment.

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